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                                                     EXHIBIT 8.01(D)



                                                     May 27, 1999



Tudor Fund for Employees L.P.
600 Steamboat Road
Greenwich, CT 06830

Re:  Post-Effective Amendment to Form S-1
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Dear Mr. Waldman:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to Day, Berry & Howard as special Connecticut tax counsel under the headings "STATE AND LOCAL INCOME TAX ASPECTS" and "LEGAL MATTERS" in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Tudor Fund For Employees L.P. dated May 27, 1999 as filed with the Securities and Exchange Commission.

                                                  Very truly yours,



                                                  DAY, BERRY & HOWARD LLP